First Amendment to Fund Participation
Agreement

This First Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Modern Woodmen Of America (“Society”), a fraternal benefit society organized under the laws of the State of Illinois, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“Agreement”), executed and effective as of May 1, 2023;

WHEREAS, the parties desire to amend the Agreement to permit the Separate Account to invest in additional funds; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A shall be deleted in its entirety and replaced with Exhibit A attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance		Lincoln Financial Investments
Products Trust		Corporation

By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer

Name:	Benjamin Richer	Name:	Benjamin Richer

Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management

Date:	4/12/2024	Date:	4/12/2024

Lincoln Financial Distributors, Inc.		Modern Woodmen of America

By:	/s/ Thomas O’Neill	By:	/s/ Jerald J. Lyphout

Name:	Thomas O’Neill	Name:	Jerald J. Lyphout

Title:	SVP	Title:	President

Date:	4/12/2024	Date:	April 9, 2024

Exhibit A

Funds

Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Capital Appreciation Fund

LVIP American Century Mid Cap Value Fund

LVIP American Century Ultra Fund

LVIP JP Morgan Small Cap Core Fund

LVIP JPMorgan Mid Cap Value Fund

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